SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2003

Non-Invasive Monitoring Systems, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0-13176	59-2007840
(Commission File Number)	(I.R.S. Employer Identification No.)

1666 Kennedy Causeway Avenue, Suite 400 North Bay Village Florida	33141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 861-0075

N/A

(Former name or former address, if changed since last report)

ITEM 5:	OTHER EVENTS

On November 1, 2003, the Board of Directors of Non-Invasive Monitoring Systems, Inc. accepted the resignation of Allan F. Brack, the Company’s Chief Executive Officer. Mr. Brack was instrumental in transitioning the Company from a research and development company to a manufacture and marketing company. Mr. Brack had no disagreements with the Company’s on any matter relating to the Company’s operations, policies or practices and has expressed his willingness to continue to assist the Company as needed. Marvin A. Sackner, M.D., the Company’s Chairman of the Board, will assume the position of Chief Executive Officer.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a) None

(b) None.

(c) None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

Dated: November 7, 2003	/s/ Marvin A. Sackner

Marvin A. Sackner, Chairman of the Board

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